Exhibit 3.1.45

ARTICLES OF INCORPORATION

OF

TASTEMORE CORPORATION

The undersigned, desiring to form a corporation for profit, under the General Corporation Laws of Ohio (Revised Code 1701.01, et seq.), does hereby certify:

FIRST: The name of said corporation shall be:

TASTEMORE CORPORATION

SECOND: The place in Ohio where its principal office is to be located is the City of Cincinnati, County of Hamilton.

THIRD: The purpose or purposes for which the corporation is formed are:

Any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Revised Code.

FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is Seven Hundred Fifty (750) shares of common stock, all of which shall have no par value.

FIFTH: The amount of stated capital with which the corporation will begin business is Five Hundred ($500.00) Dollars.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 14th day of December, 1987.

/s/ Lori Higdon
Lori Higdon, Incorporator

ORIGINAL APPOINTMENT OF AGENT

KNOW ALL MEN BY THESE PRESENTS:

The undersigned being the sole incorporator of Tastemore Corporation hereby appoints Lori Higdon whose address is 3574 Michigan Avenue, Cincinnati, Ohio 45208, a resident of Hamilton County, Ohio as the person on whom process, tax notices and demands against Tastemore Corporation may be served.

/s/ Lori Higdon
Lori Higdon, Incorporator

Cincinnati, Ohio
December 14, 1987

Hamilton County

Cincinnati, Ohio

Gentlemen:

I hereby accept the appointment as the representative of your company upon whom process, tax notices or demands may be served.

/s/ Lori Higdon
Lori Higdon

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

TASTEMORE CORPORATION

1.	The Articles of Incorporation of Tastemore Corporation were filed with the Secretary of State of Ohio on the 18th day of December, 1987.

2.	It is necessary to amend said Articles of Incorporation to change the name of said corporation to Critical Mass Media, Inc.

3.	Jacor Communications, Inc., the sole shareholder of Tastemore Corporation, approved of such amendment by written resolution, attached hereto.

4.	Article First of said Articles of Incorporation is therefore amended to read as follows:

“First: The name of said corporation shall be Critical Mass Media, Inc.”

IN WITNESS WHEREOF, we have hereunto set our hands this 17th day of February, 1988.

/s/ Frank E. Wood
Frank E. Wood, President

/s/ Alan C. Rosser
Alan C. Rosser, Assistant Secretary

SMY–0238